                                                                   Exhibit 23.1




                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-34169 and 333-27979) and the Registration Statements on Form S-3 (No. 333-84971 and 333-41424) of our report dated February 16, 2001, except for Note 14 as to which the date is March 27, 2001, with respect to the financial statements of Endocardial Solutions, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                     /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 27, 2001